Exhibit 99.1

PLUG POWER completes ACQUISITION OF FRAMES GROUP

Frames Group’s Leadership in Engineering, Process and Systems Integration Accelerates the Delivery of Turnkey Electrolyzer Solutions

LATHAM, N.Y., Dec. 9, 2021 (GLOBE NEWSWIRE) -- Plug Power Inc. (NASDAQ: PLUG), a leading provider of turnkey hydrogen solutions for the global green hydrogen economy, completed the acquisition of Frames Group, a leader in turnkey systems integration for the energy sector, following the definitive agreement announced on Nov. 9, 2021. The acquisition of Frames Group adds engineering, process, and systems integration expertise to Plug Power, enabling the company to scale the delivery of green hydrogen solutions.

“We are thrilled to welcome today 300 new employees within Plug Power, and to expand our presence globally, with employees in the Netherlands, India, the United Emirates, Malaysia and Brazil. The Frames Group’s process and control systems integration expertise, combined with Plug Power’s world-class electrolyzer stack technology, will help us attain our goal of producing over 1,000 tons per day of green hydrogen by 2028,” said Andy Marsh, CEO for Plug Power. “This is further evidence of Plug Power’s commitment to invest in developing the green hydrogen economy in Europe.”

Through the acquisition of Frames, Plug Power continues to build out its capabilities to deliver a range of turnkey electrolyzer solutions from one megawatt (MW) containerized systems to 1,000 MW standalone plants.

About Plug Power

Plug Power is building the hydrogen economy as the leading provider of comprehensive hydrogen fuel cell turnkey solutions. The Company’s innovative technology powers electric motors with hydrogen fuel cells amid an ongoing paradigm shift in the power, energy, and transportation industries to address climate change and energy security, while meeting sustainability goals. Plug Power created the first commercially viable market for hydrogen fuel cell technology. As a result, the Company has deployed over 50,000 fuel cell systems for e-mobility, more than anyone else in the world, and has become the largest buyer of liquid hydrogen, having built and operated a hydrogen highway across North America. Plug Power delivers a significant value proposition to end-customers, including meaningful environmental benefits, efficiency gains, fast fueling, and lower operational costs. Plug Power’s vertically-integrated GenKey solution ties together all critical elements to power, fuel, and provide service to customers such as Amazon, BMW, Ikea, Carrefour, and Walmart. The Company is now leveraging its know-how, modular product architecture and foundational customers to rapidly expand into other key markets including zero-emission on-road vehicles, robotics, and data centers.
www.plugpower.com.

Safe Harbor Statement

This communication contains “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995 that involve significant risks and uncertainties about Plug Power Inc.(“PLUG”), including but not limited to statements about PLUG’s goal of producing over 1,000 tons per day of green hydrogen by 2028 and expectations regarding Frame’s engineering, process, and systems integration expertise helping PLUG to attain that goal. Such statements are subject to risks and uncertainties that could cause actual performance or results to differ materially from those expressed in these statements. For a further description of the risks and uncertainties that could cause actual results to differ from those expressed in these forward-looking statements, as well as risks relating to the business of PLUG in general, see PLUG’s public filings with the Securities and Exchange Commission, including the “Risk Factors” section of PLUG’s Annual Report on Form 10-K for the year ended December 31, 2020 and Quarterly Reports on Form 10-Q for the quarters ended March 31, 2021, June 30, 2021 and September 30, 2021. Readers are cautioned not to place undue reliance on these forward-looking statements. The forward-looking statements are made as of the date hereof, and PLUG undertakes no obligation to update such statements as a result of new information.

About Frames Group

Frames was founded in 1984 as a valve actuator company. Over the past 35 years we have expanded rapidly both in portfolio and geographic reach. Working together with our clients, suppliers, and employees we are energizing the world. Frames designs, builds, and delivers processing equipment, separation technologies, flow control & safeguarding systems, renewable energy and water solutions.
Our core competence is process and control system integration. At Frames, we convert your process and control concepts into compact, highly integrated and autonomous skid-mounted solutions. We have a global reach through our network of offices and are continuously adding new technologies to our portfolio.

Our vision is to be the first-choice partner in all your energy challenges. We will achieve this by utilizing our know-how and core values to better understand the needs of clients. Therefore, we will continue to develop our skills and technologies to exceed your expectations, continuously striving to create sustainable added value for our clients.

Plug Power Media Contact

Caitlin Coffee
Allison + Partners
plugPR@allisonpr.com

Frames Group Media Contact

Mr. Suerd Polderdijk
s.polderdijk@frames-group.com